N E W S R E L E A S E
CONTACT: Paul Seavey FOR IMMEDIATE RELEASE (312) 279-1488     April 16, 2014

ELS Announces Punitive Damages Jury Verdict in
California Lawsuit

CHICAGO, IL – April 16, 2014 – Equity LifeStyle Properties, Inc. (NYSE:ELS) (referred to herein as “we,” “us,” and “our”) announces that, as we disclosed on April 15, 2014, a jury in the California Superior Court for Santa Clara County, Case No. 109CV140751, entered a verdict of compensatory damages in the total amount of $15.3 million against our operating partnership in favor of certain plaintiffs who are current or former residents of 42 out of the 418 total sites at our California Hawaiian manufactured home property located in San Jose, California (the "Property"). Yesterday, that same jury entered an additional verdict against our operating partnership of $95.8 million in punitive damages.

Marguerite Nader, our Chief Executive Officer, emphasized that: “We could not disagree more strongly with the jury’s verdicts. We will vigorously seek to overturn them in the trial court or on appeal, including but not limited to asking the trial judge to grant a new trial and to reduce the grossly excessive damages.”

With respect to compensatory damages, no evidence was presented that any plaintiff suffered any physical injury requiring medical attention, and the documentary evidence of repairs to plaintiffs' homes or property totaled less than $3,000 collectively for all plaintiffs. In addition, approximately 75% of the compensatory damages verdict was awarded as compensation for emotional distress even though there was no evidence that any plaintiff had sought or received attention from any healthcare provider of any kind for emotional distress.

California Hawaiian was developed in the 1960s, and is 100% occupied. The plaintiffs’ complaints included among others various utility outages, which are not uncommon in properties of similar age, which were remedied.

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward- looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2014 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of transactions in their entirety and future transactions, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;”

•	the outcome of the case currently pending in the California Superior Court for Santa Clara County, Case No. 109CV140751, involving our California Hawaiian manufactured home property; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

We own or have an interest in 379 quality properties in 32 states and British Columbia consisting of 140,333 sites. We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago.

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